                                                            EXHIBIT 99



              CHAMPION INTERNATIONAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF INCOME (Unaudited)
                       (in thousands, except per share)

                                                     Three Months Ended
                                                         March 31,
                                                  ----------------------
                                                      1995         1994
                                                  ----------  ----------
Net Sales:
 Paper                                            $1,361,755  $  960,008
 Wood Products                                       272,269     266,112
                                                  ----------  ----------
                                                   1,634,024   1,226,120
Income From Operations:
 Paper  (Note 1)                                     230,114     (39,967)
 Wood Products                                        48,579      64,283
 General Corporate Expense                           (18,289)     (7,507)
                                                  ----------  ----------
                                                     260,404      16,809

Interest and debt expense                             59,717      56,537
Other (income) expense -- net  (Note 2)              (19,776)        240
                                                  ----------  ----------

Income (Loss) Before Income Taxes                    220,463     (39,968)

Income Taxes (Benefit)                                89,238      (8,982)
                                                  ----------  ----------

Net Income (Loss)                                 $  131,225  $  (30,986)
                                                  ==========  ==========
Earnings (Loss) Per Common Share:
 Primary                                               $1.33  $     (.41)
                                                  ==========  ==========
 Fully Diluted                                         $1.26  $     (.41)
                                                  ==========  ==========

- ---------
Note 1: Income from operations paper -- for the three months ended March 31, 1995 includes $13 million of non recurring expenses primarily for the writedown of certain receivables from customers in Mexico and for certain legal contingencies.

Note 2: Other (income) expense -- net for the three months ended March 31, 1995 includes a $50 million gain from the sale of certain operations in Canada and a charge of $36 million primarily for the writedown of certain U.S. paper and wood products assets.

              CHAMPION INTERNATIONAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                           (in thousands of dollars)


                                              March 31,   December 31,
                                                 1995         1994
                                              (unaudited)
                                              ----------  ------------
ASSETS:
 Cash and temporary cash investments          $  167,022    $   90,948
 Receivables -- net                              612,258       562,085
 Inventories                                     424,824       441,430
 Prepaid expenses                                 22,657        23,286
 Deferred income taxes                            61,392        61,032
                                              ----------    ----------
  Total Current Assets                         1,288,153     1,178,781


 Timber and timberlands -- net                 1,865,004     1,846,823
 Property, plant, and equipment -- net         5,521,440     5,602,614
 Other assets and deferred charges               322,062       335,410
                                              ----------    ----------
   Total Assets                               $8,996,659    $8,963,628
                                              ==========    ==========


LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current installments of long-term debt       $  203,235    $  308,922
 Short-term bank borrowings                       96,879        90,184
 Accounts payable and accrued liabilities        582,710       592,033
 Income taxes                                     55,111        43,273
                                              ----------    ----------
  Total Current Liabilities                      937,935     1,034,412

 Long-term debt                                2,837,423     2,889,252
 Other liabilities                               680,055       670,761
 Deferred income taxes                         1,074,707     1,039,927
 Minority interest in subsidiaries                79,962        68,531
 Preference stock, $92.50 cumulative series      300,000       300,000
 Shareholders' Equity                          3,086,577     2,960,745
                                              ----------    ----------
   Total Liabilities and Shareholders' Equity $8,996,659    $8,963,628
                                              ==========    ==========